Exhibit 16




                                                         June 25, 2002




Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Dear Sir/Madam:

       We have read Item 4 included in the Form 8-K dated June 21, 2002 of Thermo Electron Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                                 Very truly yours,



                                                 /s/ Arthur Andersen LLP
                                                 -----------------------
                                                 Arthur Andersen LLP


cc: Mr. Theo Melas-Kyriazi, Vice President and Chief Financial Officer, Thermo Electron Corporation